Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact:
Donna Lee
636-728-3189
THERMADYNE HOLDINGS CORPORATION ANNOUNCES
CREDIT RATING UPGRADE FROM MOODY’S INVESTORS SERVICE
ST. LOUIS, MO — April 23, 2008 — Thermadyne Holdings Corporation (NASDAQ: THMD) today announced that Moody’s Investors Service upgraded the Company’s corporate family rating to B3 from Caa1 and the rating on the $175 million 9.25% senior unsecured subordinated notes due 2014 to Caa1 from Caa2.
Moody’s stated, “The rating action is predicated on the significant improvement of Thermadyne’s operating performance and financial metrics in 2007 and Moody’s expectation of an adequate financial profile for the rating category in the near term.”
Paul D. Melnuk, Thermadyne’s Chairman and Chief Executive Officer, commented, “We are pleased at the recognition Moody’s has granted us with this upgrade. It reflects the significant improvements we have made in our financial results, including higher margins, working capital efficiencies, enhanced EBITDA, positive free cash flow and debt reduction. We have successfully executed on our business plan and financial model and now look to the future with confidence as we have the business plan, management team and structure to fully realize the vast potential of our business prospects.”
For the full credit ratings report, please visit http://www.moodys.com.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.